                                                                   EXHIBIT 23.1






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:


     We consent to incorporation by reference of our report dated January 24, 1997, relating to the consolidated balance sheets of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Marine Drilling Companies, Inc., in the following registration statements of Marine Drilling Companies, Inc.: (i) No. 33-56920 on Form S-8 dated January 11, 1993,
(ii) No. 33-54909 on Form S-3 dated August 3, 1994, (iii) No. 33-61901 on Form S-8 dated August 17, 1995, (iv) No. 333-6995 on Form S-4 dated June 27, 1996, and amended July 11, 1996, and (v) No. 333-6997 on Form S-3 dated June 27, 1996, amended July 11, 1996 and supplement dated November 22, 1996.




                                               KPMG PEAT MARWICK LLP



Houston, Texas
March 17, 1997